                                                                 EXHIBIT 21.1


                              MATTSON TECHNOLOGY, INC.

                           SUBSIDIARIES OF THE REGISTRANT




                            MATTSON INTERNATIONAL, INC.
                           MATTSON TECHNOLOGY CENTER K.K.
                             MATTSON INTERNATIONAL GMBH